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                                                                                                                        Exhibit N
Metris Receivables, Inc.                                                    Metris Master Trust                    Monthly Report
Securityholders' Statement                                                     Series 1999-2                             Jul-2001
Section 5.2                                                                   Class A             Class B                Total
(i) Security Amount ..................................................     500,000,000.00      49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                 --                  0.00
(iii) Security Interest Distributed ..................................       1,872,378.47                 --          1,872,378.47
(iv) Principal Collections ...........................................      22,131,361.84       2,188,816.03         24,320,177.87
(v) Finance Charge Collections .......................................      10,920,375.41       1,080,037.14         12,000,412.55
       Recoveries ....................................................         218,613.25          21,621.09            240,234.34
       Principal Funding Account Investment Earnings .................               0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......               0.00               0.00                  0.00
         Total Finance Charge Collections ............................      11,138,988.66       1,101,658.23         12,240,646.89
Total Collections ....................................................      33,270,350.50       3,290,474.26         36,560,824.76
             (vi) Aggregate Amount of Principal Receivables ..........                 --                 --      7,538,455,096.50
       Invested Amount (End of Month) ................................     500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................          6.6326587%         0.6559772%            7.2886360%
       Fixed/Floating Allocation Percentage ..........................          6.6326587%         0.6559772%            7.2886360%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                 --                 --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --              85.14%     6,783,583,709.03
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --               6.27%       499,369,830.83
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --               2.67%       212,357,829.56
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --               5.93%       472,106,592.85
Total Receivables ....................................................                 --             100.00%     7,967,417,962.27
                (viii) Aggregate Investor Default Amount .............                 --                 --          5,833,161.65
         As a % of Average Daily Invested Amount
             (Annualized based on 365 days/year) .....................                 --                 --                 12.50%
(ix) Charge-Offs .....................................................               0.00               0.00                  0.00%
(x) Servicing Fee ....................................................                 --                 --            933,313.26
(xi) Unreimbursed Redirected Principal Collections ...................                 --                 --                  0.00
(xii) Excess Funding Account Balance .................................                 --                 --                  0.00
(xiii) New Accounts Added ............................................                 --                 --                  0.00
(xiv) Average Gross Portfolio Yield ..................................                 --                 --                 26.23%
         Average Net Portfolio Yield .................................                 --                 --                 13.73%
(xv) Minimum Base Rate ...............................................                 --                 --                  6.35%
        Excess Spread ................................................                 --                 --                  7.38%
(xvi) Principal Funding Account Balance ..............................                 --                 --                  0.00
(xvii) Accumulation Shortfall ........................................                 --                 --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                 --             July 2005
        Accumulation Period Length ...................................                 --                 --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                 --                  0.00
        Required Reserve Account Amount ..............................                 --                 --                  0.00
        Available Reserve Account Amount .............................                 --                 --                  0.00
        Covered Amount ...............................................                 --                 --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                 --                  0.00
(xxi) Policy Claim Amount ............................................                 --                 --                  0.00
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